RESIGNATION

Date:	February 2, 2009

To:	Pipeline Data Inc.

Re:	Resignation as Chief Executive Officer

I hereby tender my resignation as Chief Executive Officer of Pipeline Data Inc. (the “Company”) effective on the tenth day after filing with the Securities and Exchange Commission and transmission to the Company shareholders the SC 14f-1, which such schedule shall serve to notify shareholders of the proposed change in control of the Company. I understand that the Form SC 14f-1 shall be filed and transmitted on or about February 2, 2009. The effectiveness of this resignation is subject to the consummation of the current transaction with ComVest Investment Partners III L.P. or its affiliate.

Sincerely,

/s/ MacAllister Smith